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                                  EXHIBIT 23.1
                                  ------------



                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Roberds, Inc. on Form S-8 of our report dated February 27, 1997, appearing in the Annual Report on Form 10-K of Roberds, Inc. for the year ended December 31, 1996 and of our report dated March 8, 1997, appearing in Amendment No. 1 to Annual Report on Form 10-K/A of Roberds, Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Dayton, Ohio
October 9, 1997